FLIR Systems Announces Fourth Quarter and Full Year 2012 Financial Results

Fourth Quarter EPS Increases 8%; Expects 2013 EPS to Rise 8% to 14%; Announces 29% Increase in Dividend and 25 Million Share Repurchase Authorization

PORTLAND, OR -- (Marketwire - February 07, 2013) - FLIR Systems, Inc. (NASDAQ: FLIR) today announced financial results for the fourth quarter ended December 31, 2012. Revenue was $386.4 million, down 5% compared to fourth quarter 2011 revenue of $405.2 million. Operating income in the fourth quarter was $100.1 million, compared to $109.7 million in the fourth quarter of 2011. Fourth quarter 2012 net income was $77.3 million, or $0.52 per diluted share, compared with net income of $76.1 million, or $0.48 per diluted share in the fourth quarter a year ago. Cash provided by operations in the fourth quarter was $112.9 million. During the quarter, the Company repurchased 4.5 million shares of its common stock at an average price of $18.84 per share.

Revenue from the Company's Commercial Systems division decreased 5% from the fourth quarter of 2011, to $212.8 million. Within the Commercial Systems division, revenue from the Thermal Vision and Measurement segment was $180.1 million, a decrease of 5% from the fourth quarter results last year. The Raymarine segment contributed $32.7 million of revenue during the fourth quarter, down 7% from the prior year.

Revenue from the Company's Government Systems division decreased 4% from the fourth quarter of 2011, to $173.5 million. Within the Government Systems division, revenue from the Surveillance segment was $136.4 million, a decrease of 7% from the fourth quarter of 2011. Revenue from the Detection segment was $12.8 million, a decrease of 46% compared to the fourth quarter of 2011, and the Integrated Systems segment contributed $24.4 million of revenue during the fourth quarter, an increase of 134% from the prior year.

For the full year, revenue was $1,405.4 million, down 9% compared to $1,544.1 million for the year ended December 31, 2011. Operating income for 2012 was $303.3 million, down 3% from $313.2 million in 2011. Net income for 2012 was $222.4 million, or $1.45 per diluted share, compared with 2011 net income of $221.5 million, or $1.38 per diluted share. Cash provided by operations during the year was $285.5 million.

The Company's backlog of firm orders for delivery within the next twelve months was approximately $520 million as of December 31, 2012, a decrease of $45 million during the quarter. Backlog in the Government Systems division was $356 million, decreasing $36 million during the quarter. Backlog in the Commercial Systems division was $164 million, down $9 million during the quarter.

"The fourth quarter was an encouraging end to a 2012 that was focused on rationalizing our businesses to enhance operating leverage and prepare us well for 2013," said Earl Lewis, President and CEO of FLIR. "We saw higher bookings in the fourth quarter versus the prior year, helping us end 2012 with over $60 million more in order backlog than 2011. We also reached record operating cash flow for the year, which allowed us to acquire two very strategically significant businesses and return a significant amount of capital to our shareholders through repurchasing 10.5 million of our shares and distributing $42 million in dividends."

Revenue and Earnings Outlook for 2013
FLIR also announced today that it expects revenue in 2013 to be in the range of $1.5 billion to $1.6 billion, an increase of approximately 7% to 14% compared to 2012, and net earnings to be in the range of $1.56 to $1.66 per diluted share, an increase of approximately 8% to 14% compared to 2012.

Dividend Increase and Declaration
FLIR's Board of Directors has approved a quarterly cash dividend of $0.09 per share on FLIR common stock, an increase of 29% over the previous paid quarterly dividend of $0.07 per share. The Board of Directors has declared the dividend payable March 8, 2013, to shareholders of record as of close of business on February 19, 2013.

Share Repurchase Program
Also today, FLIR announced that its Board of Directors approved a new share repurchase program that authorizes up to 25 million shares to be repurchased over the next two years, replacing the previous program that expires on February 9, 2013. This authorization represents approximately 17% of FLIR's outstanding common stock as of December 31, 2012.

Any purchases made under the repurchase program may be made from time to time in the open market or through privately negotiated transactions. All purchases are subject to stock price, market conditions, corporate and legal requirements, and other factors. The timing of repurchases and the exact number of shares of common stock to be purchased will be determined by the Company's management, in its discretion, and will depend upon market conditions and other factors. The Company expects to fund the repurchases using the Company's cash on hand and cash generated from operations. The program may be extended, suspended, or discontinued at any time.

Conference Call
FLIR has scheduled a conference call at 11:00 a.m. ET (8:00 a.m. PT) today to discuss its results for the quarter and the year. A simultaneous webcast of the conference call may be accessed online from the Upcoming Events section of www.FLIR.com/investor. A replay will be available after 2:00 p.m. ET (11:00 a.m. PT) at this same Internet address. Summary fourth quarter and historical financial data, including segment details, may be accessed online from the Summary Financial Data section of www.FLIR.com/investor.

About FLIR Systems
FLIR Systems, Inc. is a world leader in the design, manufacture, and marketing of sensor systems that enhance perception and awareness. The Company's advanced thermal imaging and threat detection systems are used for a wide variety of imaging, thermography, and security applications, including airborne and ground-based surveillance, condition monitoring, research and development, manufacturing process control, search and rescue, drug interdiction, navigation, transportation safety, border and maritime patrol, environmental monitoring, and chemical, biological, radiological, nuclear, and explosives (CBRNE) detection. Visit the Company's web site at www.FLIR.com.

Forward-Looking Statements
The statements in this release by Earl Lewis and the statements in the section captioned "Revenue and Earnings Outlook for 2013" above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, the Company's continuing compliance with U.S. export control laws and regulations, the timely receipt of any required export licenses, constraints on supplies of critical components, excess or shortage of production capacity, the ability to manufacture and ship the products in the time period required, actual purchases under agreements, the continuing eligibility of the Company to act as a federal contractor, the amount and availability of appropriated government procurement funds and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or Internet service providers.

                             FLIR SYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF INCOME
            (In thousands, except per share amounts) (Unaudited)

                               Three Months Ended      Twelve Months Ended
                                  December 31,            December 31,
                             ----------------------  ----------------------
                                2012        2011        2012        2011
                             ----------  ----------  ----------  ----------

Revenue                      $  386,385  $  405,212  $1,405,358  $1,544,062
Cost of goods sold              181,104     180,427     673,968     715,458
                             ----------  ----------  ----------  ----------
    Gross profit                205,281     224,785     731,390     828,604

Operating expenses:
  Research and development       34,088      34,920     137,762     147,177
  Selling, general and
   administrative                71,117      80,197     290,298     368,232
                             ----------  ----------  ----------  ----------
    Total operating expenses    105,205     115,117     428,060     515,409

    Earnings from operations    100,076     109,668     303,330     313,195

Interest expense                  2,729       3,175      11,659       5,487
Interest income                    (509)       (768)     (1,582)     (1,273)
Other expense (income), net         151        (892)      1,341      (2,098)
                             ----------  ----------  ----------  ----------

    Earnings from continuing
     operations before
     income taxes                97,705     108,153     291,912     311,079

Income tax provision             19,528      31,318      66,556      88,427
                             ----------  ----------  ----------  ----------

    Earnings from continuing
     operations                  78,177      76,835     225,356     222,652

Loss from discontinued
 operations, net of tax            (916)       (705)     (2,958)     (1,178)
                             ----------  ----------  ----------  ----------

    Net earnings             $   77,261  $   76,130  $  222,398  $  221,474
                             ==========  ==========  ==========  ==========

Basic earnings per share:
  Earnings from continuing
   operations                $     0.53  $     0.49  $     1.49  $     1.41
  Discontinued operations         (0.01)      (0.00)      (0.02)      (0.01)
                             ----------  ----------  ----------  ----------
    Basic earnings per share $     0.52  $     0.49  $     1.47  $     1.40
                             ==========  ==========  ==========  ==========

Diluted earnings per share:
  Earnings from continuing
   operations                $     0.52  $     0.49  $     1.47  $     1.38
  Discontinued operations         (0.01)      (0.00)      (0.02)      (0.01)
                             ----------  ----------  ----------  ----------
    Diluted earnings per
     share                   $     0.52  $     0.48  $     1.45  $     1.38
                             ==========  ==========  ==========  ==========

Weighted average shares
 outstanding:
  Basic                         148,103     155,647     151,634     158,323
                             ==========  ==========  ==========  ==========
  Diluted                       149,419     157,611     153,595     160,851
                             ==========  ==========  ==========  ==========

                             FLIR SYSTEMS, INC.
                         CONSOLIDATED BALANCE SHEETS
                         (In thousands) (Unaudited)

                                                   December 31, December 31,
                                                       2012         2011
                                                   ------------ ------------
                      ASSETS

Current assets:
  Cash and cash equivalents                        $    321,739 $    440,846
  Accounts receivable, net                              335,163      329,581
  Inventories                                           381,378      336,051
  Prepaid expenses and other current assets              96,006      104,285
  Deferred income taxes, net                             30,960       27,443
                                                   ------------ ------------
    Total current assets                              1,165,246    1,238,206

Property and equipment, net                             211,615      186,269
Deferred income taxes, net                               32,223       31,644
Goodwill                                                503,078      498,343
Intangible assets, net                                  140,621      164,440
Other assets                                            124,722       32,338
                                                   ------------ ------------
                                                   $  2,177,505 $  2,151,240
                                                   ============ ============

       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                 $     94,156 $     84,190
  Deferred revenue                                       29,465       28,257
  Accrued payroll and related liabilities                41,506       49,475
  Accrued product warranties                             13,169       13,370
  Advance payments from customers                        12,150       13,219
  Accrued expenses                                       32,772       41,183
  Other current liabilities                               4,331        3,886
  Accrued income taxes                                   11,943        2,161
                                                   ------------ ------------
    Total current liabilities                           239,492      235,741

Long-term debt                                          248,319      247,861
Deferred income taxes                                     7,996       17,237
Accrued income taxes                                     22,812       17,537
Pension and other long-term liabilities                  58,985       53,835

Commitments and contingencies

Shareholders' equity                                  1,599,901    1,579,029
                                                   ------------ ------------
                                                   $  2,177,505 $  2,151,240
                                                   ============ ============

                             FLIR SYSTEMS, INC.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (In thousands) (Unaudited)

                            Three Months Ended        Twelve Months Ended
                               December 31,              December 31,
                         ------------------------  ------------------------
                             2012         2011         2012         2011
                         -----------  -----------  -----------  -----------

Cash flows from
 operating activities:
  Net earnings           $    77,261  $    76,130  $   222,398  $   221,474
  Income items not
   affecting cash:
    Depreciation and
     amortization             14,857       16,290       59,715       77,498
    Deferred income
     taxes                   (11,539)     (10,291)     (10,940)     (12,195)
    Stock-based
     compensation
     arrangements              6,252        5,604       26,250       24,917
  Other non-cash items         4,522        9,647       (1,810)      12,654
  Changes in operating
   assets and
   liabilities, net of
   acquisitions               21,521       18,816      (10,068)     (80,457)
                         -----------  -----------  -----------  -----------
Cash provided by
 operating activities        112,874      116,196      285,545      243,891
                         -----------  -----------  -----------  -----------

Cash flows from
 investing activities:
  Additions to property
   and equipment, net        (18,901)     (10,850)     (58,089)     (41,946)
  Business acquisitions,
   net of cash acquired     (105,909)           -     (105,909)     (27,182)
  Other investments               (2)       1,991       (3,002)       1,991
                         -----------  -----------  -----------  -----------
Cash used by investing
 activities                 (124,812)      (8,859)    (167,000)     (67,137)
                         -----------  -----------  -----------  -----------

Cash flows from
 financing activities:
  Proceeds from long
   term debt, net                  -            -            -      247,708
  Repurchase of common
   stock                     (85,185)     (36,286)    (214,195)    (160,669)
  Dividends paid             (10,428)      (9,350)     (42,450)     (38,037)
  Proceeds from shares
   issued pursuant to
   stock- based
   compensation plans          4,080        6,620       11,198       21,706
  Excess tax benefit of
   stock options
   exercised                      53          727        1,284        5,195
  Other financing
   activities                    (28)        (140)        (166)        (458)
                         -----------  -----------  -----------  -----------
Cash (used) provided by
 financing activities        (91,508)     (38,429)    (244,329)      75,445
                         -----------  -----------  -----------  -----------

Effect of exchange rate
 changes on cash                 696       (2,561)       6,677       (4,490)
                         -----------  -----------  -----------  -----------

Net (decrease) increase
 in cash and cash
 equivalents                (102,750)      66,347     (119,107)     247,709
Cash and cash
 equivalents, beginning
 of period                   424,489      374,499      440,846      193,137
                         -----------  -----------  -----------  -----------
Cash and cash
 equivalents, end of
 period                  $   321,739  $   440,846  $   321,739  $   440,846
                         ===========  ===========  ===========  ===========

Company Contact:
Shane Harrison
+1 503.498.3547
www.flir.com